As filed with the Securities and Exchange Commission on September 2, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acquicor Technology Inc.
(Exact name of Registrant as specified in its charter)

Delaware	6770	20-3320580
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4910 Birch St., #102
Newport Beach, CA 92660
(949) 759-3434
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Gilbert F. Amelio, Ph.D.
Chief Executive Officer
Acquicor Technology Inc.
4910 Birch St., #102
Newport Beach, CA 92660
(949) 759-3434
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey Gian-Michele aMarca Chrystal N. Jensen Cooley Godward llp One Maritime Plaza, 20th Floor San Francisco, CA 94111-3580 (415) 693-2000 (415) 951-3699 — Facsimile	Floyd I. Wittlin Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378 — Facsimile
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount Being	Offering Price	Aggregate	Registration
Security Being Registered	Registered	Per Security	Offering Price(1)	Fee

Units, consisting of one share of Common Stock, $0.0001 par value, and two Warrants(2)	28,750,000 Units	$6.00	$172,500,000	$20,303.25

Shares of Common Stock included as part of the Units(2)	28,750,000 Shares	—	—	(3)

Warrants included as part of the Units (2)	57,500,000 Warrants	—	—	(3)

Shares of Common Stock underlying the Warrants included as part of the Units (4)	57,500,000 Shares	$5.00	$287,500,000	$33,838.75

Representative’s Purchase Option (“Option”)	1	$100.00	$100	(3)

Units Underlying the Option (“Representative’s Units”)(4)	1,250,000 Units	$7.50	$9,375,000	$1,103.44

Shares of Common Stock included as part of the Representative’s Units(4)	1,250,000 Shares	—	—	(3)

Warrants included as part of the Representative’s Units(4)	2,500,000 Warrants	—	—	(3)

Shares of Common Stock underlying Warrants included in the Representative’s Units(4)	2,500,000 Shares	$6.65	$16,625,000	$1,956.76

Total			$486,100,100	$57,202.21

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,750,000 Units, consisting of 3,750,000 shares of Common Stock and 7,500,000 Warrants, which may be issued upon exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants or the Option.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated September 2, 2005
PRELIMINARY PROSPECTUS
$150,000,000
Acquicor Technology Inc.
25,000,000 Units

        Acquicor Technology Inc. is a blank check company recently formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry, although we intend to focus on the technology, multimedia and networking sectors.
      This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and

•	two warrants.
      Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2006, and will expire on                     , 2010, or earlier upon redemption.
      We have granted the underwriters a 45-day option to purchase up to 3,750,000 additional units solely to cover over-allotments, if any (over and above the 25,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, the representatives of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.65. The purchase option and its underlying securities have been registered under the registration statement, of which this prospectus forms a part. For more information, see the section entitled “Underwriting — Purchase Option.”
      There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol                     on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 20 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 3,750,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option. For more information, see the section entitled “Description of Securities — Units.” Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols                     and                     , respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board.
       Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering	Underwriting Discount	Proceeds, Before
	Price	and Commission(1)	Expenses to Us

Per unit	$6.00	$0.42	$5.58
Total(2)	$150,000,000	$10,500,000	$139,500,000

(1)	Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.06 per unit ($1,500,000 in total), payable to Wedbush Morgan Securities, Inc. and ThinkEquity Partners LLC, the representatives of the underwriters.

(2)	The underwriters have an option to purchase up to an additional 3,750,000 units of the Company at the public offering price, less the underwriting discount and commission, within 45 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discount and commission and proceeds, before expenses to us, will be $172,500,000, $11,850,000 and $160,650,000, respectively. See the section entitled “Underwriting” on page 61 of this prospectus.
     Of the net proceeds we receive from this offering, $137,393,000 (approximately $5.50 per unit) will be deposited into a trust account at Bank of America, maintained by Continental Stock Transfer & Trust Company acting as trustee.
      We are offering the units for sale on a firm-commitment basis. Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, acting as the representatives of the underwriters, expect to deliver our securities to investors in the offering on or about                     , 2005.

Wedbush Morgan Securities	ThinkEquity Partners LLC
                    , 2005

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
      This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. These forward-looking statements include, without limitation, statements regarding:

•	expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations or liquidity;

•	statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results and future economic performance; and

•	statements of our management’s goals and objectives and other similar expressions concerning matters that are not historical facts.
      Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.
      Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	Because there are numerous “blank check” companies similar to ours seeking to effectuate a business combination and because we must effectuate a business combination within the required time frame, it may be difficult for us to complete a business combination.

•	Our officers and directors are and may in the future become affiliated with entities in the technology, multimedia and networking sectors and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our operations are dependent upon a relatively small group of key executives and the loss of key executives could adversely affect our ability to operate.

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Acquicor Technology Inc. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option and Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC have not exercised their purchase option.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses. In addition, unless we tell you otherwise, the term “public stockholder” as used in this prospectus refers to holders of the securities offered by this prospectus, including Acquicor Management LLC, our sole stockholder. However, Acquicor Management LLC’s status as a “public stockholder” shall exist only with respect to those securities held by it that are offered pursuant to this prospectus.

We are a recently organized Delaware blank check company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry, although we intend to focus on the technology, multimedia and networking sectors, specifically on businesses that develop or provide technology-based products and services in the software, semiconductor, wired and wireless networking, consumer multimedia and information technology-enabled services segments. To date, our activities have been limited to organizational activities.

The global markets for technology-based products and services have been characterized by constant change, with each industry sector historically developing and marketing distinct products and services. In recent years, there has been a merging of technologies from these different sectors that has resulted in an increased number of integrated product and service offerings. The origins of this “convergence” of technologies first began as a result of the move from analog to digital technology in the late 1960’s and throughout the 1970’s. Convergence continued in the 1980’s and 1990’s with the development of mixed signal technology, which integrated the best attributes of both digital and analog technology into a common framework. With the development of the Internet came the broad adoption of the Internet Protocol (“IP”) standard, which facilitates the transfer of information in a uniform digital format. The convergence of technologies that began with data communications and telecommunications (e.g., the Internet) is now being extended to wireless communications, multimedia audio-visual products and networking services markets. Many legacy technologies are now migrating to the IP standard.

We believe IP-based convergence will become a major catalyst for growth opportunities in the technology, multimedia and networking sectors and will lead to the development of new, agile and integrated applications, products and services. As a result, many companies will need visionary leadership and growth capital in order to make their businesses responsive to these market trends. This will afford us an opportunity to lend our management skills and technology expertise to the task of growing these businesses. We intend to focus our search on one or more target businesses with technologies and products that can be positioned advantageously at the epicenter of these vast market and technology shifts.

Our management team has extensive experience in the technology, multimedia and networking sectors. Dr. Amelio, Mrs. Hancock and Mr. Wozniak have been involved in various capacities, including as researchers, founders and/or executives, with technology, multimedia and networking companies for over three decades. As a result, we believe our management team has the experience and skills necessary to identify, acquire and assist the appropriate target business or businesses in capitalizing on IP-based convergence. In addition, we believe that, through their considerable experience in these sectors, our management team has acquired extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This business combination may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously. However, there is no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business having a fair market value in excess of 80% of our net assets at the time of such an acquisition. We have not entered into any such financing arrangements or had discussions with any third parties with respect to such financing arrangements.

We are a Delaware corporation formed on August 12, 2005. Our offices are located at 4910 Birch Street, #102, Newport Beach, California 92660, and our telephone number is (949) 759-3434.
THE OFFERING

Securities Offered	25,000,000 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 20 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 3,750,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option. We will file a Current Report on Form 8-K, including an audited balance sheet, with the Securities and Exchange Commission, or SEC, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K with the SEC, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K with the SEC, including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov. For more information, see the section entitled “Description of Securities — Units.”

Common Stock:

Number of shares outstanding before this offering	6,250,000 shares

Number of shares to be outstanding after this offering	31,250,000 shares

Warrants:

Number of warrants outstanding before this offering	0 warrants

Number of warrants to be outstanding after this offering	50,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination on the terms described in this prospectus; or

• , 2006

The warrants will expire at 5:00 p.m., New York City time, on , 2010, or earlier upon redemption.

Redemption	We may redeem the outstanding warrants at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

Upon a redemption, our officers and directors and the underwriters will have the right to exercise any warrants purchased by them pursuant to their respective agreements to purchase warrants after this offering on a cashless basis.

Proposed OTC Bulletin Board symbols for our securities:

Units

Common Stock

Warrants

Offering proceeds to be held in trust	$137,393,000 of the proceeds of this offering (approximately $5.50 per unit) will be placed in a trust account at Bank of America, maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus, and (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combina-

tion. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,500,000 after the payment of the expenses related to this offering).

None of the warrants may be exercised until after the consummation of a business combination. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

The stockholders must approve a business combination	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, Acquicor Management LLC has agreed to vote the shares of common stock owned by it immediately before this offering in accordance with the majority of the shares of common stock voted by our public stockholders. In addition, Acquicor Management LLC and our directors, officers and special advisors have agreed to vote any shares acquired by them in connection with or following this offering in favor of a business combination. As a result, Acquicor Management LLC and our directors, officers and special advisors will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combination is voted upon by the stockholders. Public stockholders who convert their stock into a pro rata share of the trust account retain the right to exercise the warrants that they receive as part of the units. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Opportunity for stockholder approval of a business combination.”

Conversion rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned (net of taxes payable on income of the funds in the trust account) on their pro rata share, if the business combination is approved and consummated.

Lock-up of shares held by sole stockholder prior to the date of this offering	All of the shares of our common stock outstanding immediately before this offering will be subject to a lock-up agreement between us, Acquicor Management LLC and the representatives of the underwriters restricting the sale of such shares until one year after a business combination; however, no such restrictions shall apply to any shares of our common stock acquired in connection with or following this offering. For more information, see the section entitled “Principal Stockholders.”

Audit Committee	We have established and will maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Management — Audit Committee of the Board of Directors.”

Liquidation if no business combination	We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any of our remaining net assets if we do not effect a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). Acquicor Management LLC has agreed to waive its right to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering; it will participate in any liquidation distribution with respect to any shares of common stock acquired by it in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”
Risks
In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, Acquicor Management LLC’s initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

SUMMARY FINANCIAL DATA
      The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	August 26, 2005

	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficit)	$(71,858)	$138,916,195
Total assets	$395,053	$138,916,195
Total liabilities	$371,858	$—
Value of common stock that may be converted to cash (approximately $5.50 per share without taking into account interest earned on the trust account)	$—	$27,499,995
Stockholders’ equity	$23,195	$111,416,201

(1)	Excludes the $100 purchase price for the purchase option issued to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC.
     The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale, including the repayment of a $275,000 promissory note payable to Acquicor Management LLC.
      The working capital (as adjusted) and total assets (as adjusted) amounts include the $137,393,000 being held in the trust account, which will be available to us only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.
      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 25,000,000 shares of common stock sold in this offering, or 4,999,999 shares of common stock, at an initial per-share conversion price of approximately $5.50, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account). The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable on income of the funds in the trust account), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering. In connection with any vote required for a business combination, Acquicor Management LLC has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by our public stockholders. In addition, Acquicor Management LLC and our directors, officers and special advisors have agreed to vote any shares acquired by them in connection with or following this offering in favor of a business combination. As a result, Acquicor Management LLC will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

RISK FACTORS
      An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.
Risks relating to the Company and the Offering
We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.
      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the technology, multimedia and networking sectors. We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding a business combination or taken any direct or indirect measures to locate or search for a target business. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, at the earliest, if at all, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.
We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to liquidate.
      We must complete a business combination with a fair market value equal to at least 80% of our net assets at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a business combination or taken any direct or indirect measures to locate or search for a target business.
If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.
      If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation amount will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire with no value if we liquidate before the completion of a business combination.

Because there are numerous “blank check” companies similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.
      Based upon publicly available information, approximately 32 similarly structured “blank check” companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only two have consummated a business combination, while three other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 30 “blank check” companies with more than $1.3 billion in trust, and potentially an additional 31 “blank check” companies with more than an additional $2.3 billion in trust, that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry they choose. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within the technology, multimedia and networking industries, which, in turn, will result in an increased demand for privately-held companies in this sector. Further, the fact that only two “blank check” company have completed a business combination, and three other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many privately-held target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target operating business within such time periods, we will be forced to liquidate.
We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.
      We have reserved approximately $1,500,000 from the proceeds of this offering to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on our management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management, Acquicor Management LLC or third parties. We may not be able to obtain additional financing and neither our management nor Acquicor Management LLC is obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.
You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.
      Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies.”
If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our stockholders will be less than approximately $5.50 per share.
      Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we are unable to complete a business combination and are forced to liquidate, our current officers have agreed, pursuant to agreement with us and the underwriters, that they will be personally liable, jointly and severally, in accordance with their respective beneficial ownership interests in us, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us. In addition, our current officers have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses who have entered into written agreements, such as a letter of intent or confidentiality agreement, with us and who have not waived all of their rights to make claims against the proceeds in the trust account. In each case, if an officer is removed or not reelected (despite standing for reelection) as a director of the Company, this personal liability will extend solely to claims arising out of acts or omissions by the Company during such directors’ tenure as a director. If an officer is removed or not reelected (despite standing for reelection) as a director, then the personal liability for claims arising out of acts or omissions after such removal or failure to reelect will be reallocated among our current directors that are remaining. We cannot assure you that our current officers will be able to satisfy any obligations to ensure that the proceeds in the trust account are not reduced by the claims of vendors or such target businesses. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $5.50, plus interest (net of taxes payable), due to claims of such creditors or other entities.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
      If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. For further discussion of the dissolution procedures imposed by the Delaware General Corporation Law, see the section below entitled “Proposed Business — Effecting a business combination — Liquidation if no business combination.”
Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business’ operations.
      Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”
A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.
      It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make a deposit or down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including a deposit or down payment or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that more than approximately 19.99% of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”
We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.
      Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming the underwriters’ over-allotment option will not be exercised), there will be 15,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and any warrants acquired pursuant to the purchase option granted to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any;

•	may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.
      For a more complete discussion of the possible structure of a business combination, see the section entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.
      Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors;

•	may require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	may limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	may make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•	may place us at a disadvantage compared to our competitors who have less debt.
Some or all of our current directors and officers may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.
      Our ability to be successful following a business combination will depend on the efforts of our key personnel. Despite our current intention to retain our existing management and our existing management’s current intention to remain actively involved in our business and operations in a management role following a business combination, we cannot make any assurances regarding their future role, if any, with us. We may make a determination that our current management should not remain or should reduce its role following the business combination based on an assessment of the experience and skill set of the target business’ management. We cannot assure you that our assessment of these individuals will prove to be correct.

The loss of key executives could adversely affect our ability to operate.
      Our operations are dependent upon a relatively small group of key executives consisting of Dr. Amelio, our Chairman and Chief Executive Officer, Mrs. Hancock, a director and our President, Chief Operating Officer and Secretary, and Mr. Wozniak, a director and our Executive Vice President and Chief Technology Officer. We believe that our success depends on the continued service of our key executive management team. Although we currently intend to retain our existing management and enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined, we cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.
Our directors, officers and special advisors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.
      Our officers, directors and special advisors are not required to, and may not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the operations of other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled “Certain Relationships and Related Transactions.”
Our directors and officers are and may in the future become affiliated with entities in the technology, multimedia and networking sectors or with companies involved with seeking out acquisition candidates and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
      Following the consummation of this offering and until we consummate a business combination, we intend to engage in the business of identifying and acquiring one or more potential target businesses in the technology, multimedia and networking sectors, although our efforts will not be limited to a particular industry. Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, that are engaged in a similar business. For example, Mr. Meidar is Chairman and Chief Executive Officer of Maxcor, Inc., an acquisitions and operations management organization. Further, certain of our officers and directors are currently involved in other publicly-held businesses that are in the technology, multimedia and networking sectors. For example, Dr. Amelio is a director of SBC Communications, Inc. and Mrs. Hancock is a director of Electronic Data Systems Corporation and Watchguard Technologies, Inc. In addition, our directors are also on the boards of directors of various other privately-held companies in the technology, multimedia and networking sectors. Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled “Management — Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Because all of our directors and officers indirectly own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
      All of our directors and officers own membership interests in Acquicor Management LLC, our sole existing stockholder. Acquicor Management LLC has, with respect to the shares of our common stock acquired by it prior to this offering, waived its right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, our directors and officers have each agreed with the representatives for the underwriters that, after this offering is completed and within 45 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, collectively purchase up to 2,142,857 warrants in the public marketplace, at prices not to exceed $0.70 per warrant, following this offering. Those membership interests and warrants will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in our public stockholders’ best interest.
      Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based on our management’s estimate of the amount needed to fund our operations for the next 24 months and consummate a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.
Our management’s interest in employment with us following a business combination may lead to them to pursue business combinations or negotiate compensation arrangements that may not be in our public stockholder’s best interest.
      We intend to retain our current management and enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. Our current management’s financial interest in such employment or other compensation arrangements may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination or whether these arrangements are appropriate under the circumstances. These potential conflicts of interests may not be resolved in manner that is in our public stockholders’ best interests.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our officers, directors and special advisors, which may raise potential conflicts of interest.
      In light of our officers’, directors’ and special advisors’ involvement with other businesses in the technology, multimedia and networking sectors, and our intent to consummate a business combination with one or more operating businesses in those industries, we may decide to acquire one or more businesses affiliated with our officers, directors and special advisors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our officers, directors and special advisors, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.
If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
We may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.
      The net proceeds from this offering will provide us with approximately $137,393,000, which we may use to complete a business combination. Although we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets at the time of the transaction. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of our net assets. As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business we acquire.
Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

•	our obligation to convert shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants and the purchase option granted to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, and the future dilution they potentially represent, may not be viewed favorably by target businesses.
Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
We may acquire a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.
      Due to the competition for business combination opportunities, we may acquire a target business with a history of poor operating performance if we believe that target business has attractive technology that can take advantage of trends in the technology, multimedia and networking sectors. However, acquiring a target company with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition and results of operations will be adversely affected. Factors that could result in us not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	inability to predict changes in consumer tastes and preferences;

•	competition from superior or lower-priced products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.
We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, since we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or businesses. None of our officers or directors or Acquicor Management LLC is required to provide any financing to us in connection with or after the consummation of a business combination.
Our officers and directors control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.
      Upon consummation of our offering, our officers, directors and special advisors will beneficially own approximately 20% of our issued and outstanding shares of common stock (assuming neither they nor their affiliates purchase units in this offering). In addition, our directors and officers have each agreed with the representatives for the underwriters that, after this offering is completed and within 45 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, collectively purchase up to 2,142,857 warrants in the public marketplace at prices not to exceed $0.70 per warrant. Although these warrants are not exercisable until the later of the completion of a business combination or                     , 2006, the exercise at that time would further increase our officers’ and directors’ beneficial ownership of the issued and outstanding shares of our common stock. If we are not subject to Section 2115(b) of the California Corporations Code, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors could be considered for election. As a result of their substantial beneficial ownership, our officers’ and directors may exert considerable influence on actions requiring a stockholder vote, including the election of officers and directors, amendments to our certificate of incorporation, the approval of benefit plans, mergers and similar transactions (other than approval of the initial business combination). Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following a business combination.

Acquicor Management LLC paid approximately $0.004 per share for its shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes dilution to you and the other investors in this offering. The fact that Acquicor Management LLC acquired its shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur immediate and substantial dilution of approximately 29% or $1.76 per share (the difference between the pro forma net tangible book value per share of $4.24 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.
      In connection with this offering, as part of the units, we will be issuing warrants to purchase up to 50,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or may increase the acquisition cost of a target business if we are unable to consummate a business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The obligations of our directors and officers and the underwriters to purchase warrants in the open market may support the market price of the warrants during the 45 trading day period commencing on the date separate trading of the warrants begins and, accordingly, the market price of the warrants may substantially decrease upon the termination of such obligations.
      Our directors and officers have each agreed with the representatives for the underwriters that, after this offering is completed and within the first 45 trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively place bids for and, if their bids are accepted, collectively purchase up to 2,142,857 warrants in the public marketplace at prices not to exceed $0.70 per warrant. In addition, concurrently with fulfillment of our directors’ and officers’ warrant purchase obligation, as described above, and subject to any regulatory restrictions, the underwriters have each agreed that they or their principals, affiliates or designees will place bids, and if those bids are accepted, collectively purchase up to 2,857,143 warrants in the public marketplace at prices not to exceed $0.70 per warrant within the same 45 trading day period. The underwriters have agreed to make such warrant purchases in such amounts and at such times as they each may determine in their sole discretion during the 45 trading day period, subject only to the $0.70 market price limitation. As a result of this discretion, less than the full amount of the warrants may be purchased, irrespective of whether market prices exceed $0.70 per warrant. These warrant purchases may serve to stabilize the market price of the warrants during the 45 trading day period at a price above that which would prevail in the absence of such purchases. However, the obligation to purchase the warrants will terminate at the end of the 45th trading day after separate trading of the warrants has commenced or the earlier purchase of all of the warrants obligated to be purchased. The termination for the support provided by the warrant purchases may adversely affect the trading price of the warrants.

If Acquicor Management LLC exercises its registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.
      Acquicor Management LLC is entitled to demand that we register for resale its shares of common stock in certain circumstances. For more information, please see the section entitled “Certain Relationships and Related Transactions — Prior Share Issuances.” If Acquicor Management LLC exercises its registration rights with respect to all of its shares of common stock, then there will be an additional 6,250,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business in the event that we are unable to consummate a business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.
      We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information.”

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or other national securities exchange.
      Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or other national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.
      In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may only be invested by the trustee in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940, as amended. If we were deemed to be subject to the Investment Company Act of 1940, as amended, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.
      Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors indirectly owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have an adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because Acquicor Management LLC’s aggregate initial equity investment was only $25,000, state administrators that follow the North American Securities Administrators Association, Inc. statement of policy on development stage companies may disallow our offering in their respective states.
      Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc., state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company’s promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $150,000,000 (assuming the underwriters’ over-allotment option is not exercised), the minimum initial investment for the purposes of this offering would be approximately $3,860,000 under the above-noted formula. The initial investment of $25,000 by Acquicor Management LLC, which may be deemed a “promoter” under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by Acquicor Management LLC may not adequately protect investors.

Because the report of BDO Seidman LLP, our independent registered public accounting firm, contains an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering, and, to date, we have no revenues from operations and an accumulated deficit, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition may disallow our offering in their respective states.
      Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North America Securities Administrators Association, Inc., state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the issuer’s ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative stockholders’ equity, (iii) an inability to satisfy current obligations as they come due or (iv) negative cash flow or no revenues from operations. The report of BDO Seidman LLP, our independent registered public accounting firm, contains an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering and we have no revenues from our operations and an accumulated deficit. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.
Risks associated with the technology, multimedia and networking sectors
We rely on the experience and skills of our management team to identify future trends in the technology, multimedia and networking sectors and take advantage of these trends, but there is no guarantee that they will be able to do so.
      The process of predicting technological trends, especially in sectors developing as fast as the technology, multimedia and networking sectors, is complex and uncertain. After our initial business combination, we may commit significant resources to developing new products before knowing whether our investments will result in products the market will accept. In particular, if our prediction of IP-based convergence does not emerge as we believe it will, our investments may be of no or limited value. Furthermore, we may not execute successfully on our vision because of, among other things, errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion or a lack of appropriate resources. If we are unable to identify and take advantage of future trends in the technology, multimedia and networking sectors, our business, financial condition and results of operations will be adversely affected.
Our investments in technology, multimedia or networking companies may be extremely risky and we could lose all or part of our investments.
      We are likely to focus on an investment in technology, multimedia or networking companies. An investment in these companies may be extremely risky relative to an investment in other businesses because, among other things, the companies we are likely to focus on:

•	typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses;

•	are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any technology, multimedia or networking company we may acquire;

•	generally have less predictable operating results;

•	may from time to time be parties to litigation;

•	may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and

•	may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.
If we are unable to keep pace with changes in technology or consumer tastes and preferences, the products or services of any target business that we acquire could become obsolete.
      The technology, multimedia and networking sectors are generally characterized by intense, rapid technological changes, evolving industry standards and new product and service introductions, often resulting in product obsolescence or short product life cycles. Further, these sectors, especially the multimedia sector, are very sensitive to changes in consumer tastes and preferences. Our ability to compete after the consummation of a business combination will be dependent upon our ability to develop and introduce products and services that keep pace with changes in technology and consumer tastes and preferences. The success of new products or services depends on several factors, including proper new product or service definition, low component costs, timely completion and introduction of the new product or service, differentiation of the new product or service from those of our competitors and market acceptance of the new product or service. There can be no assurance that we will successfully identify new product or service opportunities, develop and bring new products and services to the market in a timely manner or achieve market acceptance of our products and services or that products, services and technologies developed by others will not render our products, services and technologies obsolete or noncompetitive. Our business, financial condition and results of operations following a business combination will depend on our ability to develop and introduce new products and services into existing and emerging markets and to reduce the costs of existing products and services. If we are unable to keep pace with these changes, our business, financial condition and results of operations will be adversely affected.
The technology, multimedia and networking sectors are highly competitive and we may not be able to compete effectively following a business combination.
      The technology, multimedia and networking sectors are rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing, human and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in their respective sectors. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. They may also be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies. If our competitors develop more successful products and services, offer competitive products and services at a lower price or if we do not continue to develop consistently high-quality and well-received products and services, our revenue, margins and profitability will decline.

Consolidation in the technology, multimedia and networking sectors may affect our ability to consummate a business combination and may result in increased competition following a business combination.
      There has been a trend toward consolidation in the technology, multimedia and networking sectors for several years. We expect this trend to continue as companies attempt to strengthen or hold their market positions in an evolving market and as companies are acquired or are unable to continue operations. The trend towards consolidation will increase demand for target businesses. Furthermore, we believe that industry consolidation will result in stronger competitors. Additionally, rapid industry consolidation will lead to fewer customers, with the effect that loss of a major customer could have a material impact on results not anticipated in a customer marketplace composed of many participants. This could lead to more variability in operating results and could adversely affect on our business, operating results and financial condition following a business combination.
Technology, multimedia and networking companies require highly-skilled personnel and if we are unable to attract and retain key personnel following a business combination, we will be unable to effectively conduct our business.
      The market for technical, creative, marketing and other personnel essential to the development and marketing of technology, multimedia and networking products and services and to the management of technology, multimedia and networking businesses is extremely competitive. Further, companies that have been the target of an acquisition are often a prime target for recruiting of executives and key creative talent. If we cannot successfully recruit and retain the employees we need following consummation of our business combination, or replace key employees after their departure, our ability to develop and manage our businesses will be impaired.
Compensation-related changes in accounting requirements could have a significant impact on our expenses and operating results following a business combination.
      The technology, multimedia and networking sectors have historically relied on equity-based compensation to attract and retain highly-skilled key employees. Due to recent changes in the accounting treatment of equity-based compensation, equity-based compensation awarded to attract and retain key employees after, or in connection with, our initial business combination will result in increased expenses and will have a significant impact on our operating results. Further, such equity-based compensation will have a dilutive effect on our stockholders.
We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement.
      After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Furthermore, key aspects of networking technology are governed by industrywide standards, which are usable by all market entrants. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location.

      With respect to certain proprietary rights of the target business or businesses that we acquire, such as trademarks and copyrighted materials, we expect that the target business or businesses will have licensed such rights to third parties in the past and we may continue to enter into such agreements in the future. These licensees may, unknowingly to us or the target business or businesses, take actions that diminish the value of the target business or businesses’ proprietary rights or cause harm to the target business or businesses’ reputation. Also, products of the target business or businesses may include software or other intellectual property licensed from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of these products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have an adverse effect on our business, operating results and financial condition following a business combination. Moreover, the inclusion in our products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.
The technology, multimedia and networking sectors are highly cyclical, which may affect our future performance and ability to sell our products or services, and in turn, hurt our profitability.
      Technology, multimedia and networking products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, technology, multimedia and networking sales frequently exceed expectations. As a consequence, revenues and earnings for these companies may fluctuate more than those of less economically sensitive companies. Further, companies in the consumer segments of these industries are sensitive to a number of factors that influence the levels of consumer spending, including economic conditions such as the rate of unemployment, inflation, recessionary environments, the levels of disposable income, debt, interest rates and consumer confidence. Due to the cyclical nature of the technology, multimedia and networking industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition and results of operations of any target businesses that we may acquire.
Government regulation of the communications industry and the uncertainty over government regulation of the Internet could harm our operating results and future prospects.
      Certain segments of the telecommunications and media sectors, including wireline and wireless telecommunications networks, broadcast networks and radio stations, have historically been subject to substantial government regulation, both in the United States and overseas. If we consummate a business combination with a target business or businesses in these sectors, changes in telecommunications requirements in the United States or other countries could affect the sales of our products, limit the growth of the markets we serve or require costly alterations of current or future products. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of our products for certain classes of customers.
      On the other hand, few laws or regulations currently apply directly to access of or commerce on the Internet. The growth of the technology, multimedia and networking sectors is closely tied to the growth of Internet use and new regulations governing the Internet and Internet commerce could have an adverse effect on our business, operating results and financial condition following a business combination. New regulations governing the Internet and Internet commerce could include matters such as changes in encryption requirements, sales taxes on Internet product sales and access charges for Internet service providers.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering will be used as set forth in the following table:

	Without Over-	With Over-
	Allotment Option	Allotment Option

Gross proceeds(1)	$150,000,000	$172,500,000
Offering expenses(2)
Underwriting discount (6% of gross proceeds)	9,000,000	10,350,000
Underwriting non-accountable expense allowance (1% of gross proceeds without the over-allotment option)	1,500,000	1,500,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses(3)	50,000	50,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	57,500	57,500
NASD registration fee	49,500	49,500

Net proceeds
Held in the trust account	137,393,000	158,543,000
Percentage of gross proceeds held in the trust account	91.60%	91.91%
Not held in the trust account	$1,500,000	$1,500,000

Total net proceeds	$138,893,000	$160,043,000

Use of net proceeds not held in the trust account(4)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$400,000
Due diligence of prospective target businesses	200,000
Legal and accounting fees relating to SEC reporting obligations	40,000
General and administrative fees payable to Acquicor Management LLC	180,000
Director and officer insurance	270,000
Working capital to cover miscellaneous expenses (including potential deposits, down payments, exclusivity or similar fees) and reserves	410,000

Total	$1,500,000

(1)	Excludes the payment of $100 from Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC for their purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from Acquicor Management LLC, as described below. These funds will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(3)	Miscellaneous expenses include the reimbursement of Acquicor Management LLC and our directors, officers and special advisors for out-of-pocket expenses incurred in connection with the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.
     We intend to use the proceeds from the sale of the units to acquire one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry, although we intend to focus on the technology, multimedia and networking sectors.
      Of the net proceeds, $137,393,000, or $158,543,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at Bank of America, maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target businesses, which may include subsequent acquisitions.
      We have agreed to pay Acquicor Management LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Newport Beach Area, the fee charged by Acquicor Management LLC is at least as favorable as we could have obtained from an unaffiliated third party.
      We have reserved approximately $270,000 for premiums for director and officer insurance for a 24-month period. We intend to use the excess working capital (approximately $410,000) for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by Acquicor Management LLC and our directors, officers and special advisors in connection with activities on our behalf as described below.
      We have also reserved approximately $200,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and special advisors and may include engaging market research and valuation firms, as well as other third-party consultants. None of our officers, directors or special advisors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future, in which event we may pay a finder’s fee or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.
      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report of BDO Seidman LLP, our independent registered public accounting firm, contains an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management, Acquicor Management LLC or third parties. We may not be able to obtain additional financing, and neither our management nor Acquicor Management LLC is obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.
      Acquicor Management LLC has loaned a total of $275,000 to us for the payment of offering expenses. The loan bears interest at a rate of 3.6% per year and will be payable on the earlier of

August 25, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.
      The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940, as amended. The interest income earned on investment of the net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.
      Neither we nor any other person or entity will pay any of our officers, directors, stockholders or special advisors, or any entity with which they are affiliated, any finder’s fee or other compensation for services rendered to us prior to or in connection with a business combination, other than the payment of $7,500 per month to Acquicor Management LLC in connection with general and administrative services rendered to us prior to or in connection with the business combination. However, our officers, directors and special advisors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target operating businesses and performing due diligence in connection with suitable business combinations. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we intend to retain our existing management and enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. Despite our current intention to retain our existing management, and our existing management’s current intention to remain actively involved with our business and operations in a management role following our initial business combination, we cannot assure you that our existing management will be retained in any significant role, or at all, and we have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.
      A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable on the interest income of the funds in the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION
      The following table sets forth our capitalization at August 26, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	August 26, 2005

	Actual	As Adjusted(1)

Note payable to a stockholder	$275,000	$—

Total debt	$275,000	$—

Common stock, $0.0001 par value, -0- and 4,999,999 of which, respectively, are subject to possible conversion(2)	$—	$27,499,995

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	$—	$—

Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,250,000 shares issued and outstanding, 31,250,000 shares issued and outstanding (including 4,999,999 shares which are subject to possible conversion), as adjusted	625	3,125
Additional paid-in capital	24,375	111,414,881
Deficit accumulated during the development stage	(1,805)	(1,805)

Total stockholders’ equity	23,195	111,416,201

Total capitalization	$298,195	$138,916,195

(1)	Excludes the $100 purchase price for the purchase option issued to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC.

(2)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than Acquicor Management LLC, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable on income of the funds in the trust account), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION
      If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.
      At August 26, 2005, our net tangible book value was a deficiency of $(71,858) or approximately $(0.01) per share of common stock. After giving effect to the sale of 20,000,001 shares of common stock included in the units (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,999,999 shares of common stock which may be converted into cash) at August 26, 2005 would have been approximately $111,416,201 or approximately $4.24 per share, representing an immediate increase in net tangible book value of approximately $4.25 per share to Acquicor Management LLC and an immediate dilution of $1.76 per share or approximately 29% to new investors not exercising their conversion rights.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	4.25

Pro forma net tangible book value after this offering		4.24

Dilution to new investors		$1.76

      Our pro forma net tangible book value after this offering has been reduced by approximately $27,499,995 because if we effect a business combination, the conversion rights of our public stockholders, other than Acquicor Management LLC, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable on income of the funds in the trust account), divided by the number of shares sold in this offering.
      The following table sets forth information with respect to Acquicor Management LLC and the new investors:

	Shares Purchased		Total Consideration		Average
					Price per
	Number	Percentage	Amount	Percentage	Share

Acquicor Management LLC	6,250,000	20.00%	$25,000	0.02%	$0.004
New investors	25,000,000	80.00%	150,000,000	99.98%	$6.000

Total	31,250,000	100.00%	$150,025,000	100.00%

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(71,858)
Proceeds from this offering	138,893,000
Offering costs paid in advance and excluded from net tangible book value before this offering	95,053
Less: Proceeds held in trust subject to conversion to cash	(27,499,995)

$111,416,201

Denominator:
Shares of common stock outstanding prior to this offering	6,250,000
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion	(4,999,999)

26,250,001

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We are a recently organized Delaware blank check company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry, although we intend to focus on the technology, multimedia and networking sectors, specifically on businesses that develop or provide technology-based products and services in the software, semiconductor, wired and wireless networking, consumer multimedia and information technology-enabled services segments. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.
      To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.
      We estimate that the net proceeds from the sale of the units will be $138,893,000 (or $160,043,000 if the underwriters’ over-allotment is exercised in full), after deducting offering expenses of approximately $607,000 and underwriting discounts of approximately $10,500,000 (or $11,850,000 if the underwriters’ over-allotment option is exercised in full), including $1,500,000 evidencing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds without the over-allotment option. Of this amount, $137,393,000, or $158,543,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and, in either case, the remaining $1,500,000 will be available to fund our operations for the next 24 months and to consummate a business combination. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses in the technology, multimedia and networking sectors, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.
      We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	approximately $200,000 of expenses for the due diligence and investigation of a target business;

•	approximately $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services;

•	approximately $270,000 for director and officer liability insurance; and

•	approximately $410,000 for general working capital that will be used for miscellaneous expenses and reserves, and other insurance premiums.

      We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.
      We have agreed to sell to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. We intend to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the offering resulting in a charge directly to stockholders’ equity. There will be no net impact on our financial position or results of operations, except for recording the receipt of the $100 proceeds at the time of the sale of the option. We estimated that the fair value of this option is approximately $4,708,047 million using the Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 80.3%, (2) a risk-free interest rate of 4.13% and (3) a contractual life of 5 years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by averaging five-year historical stock prices for a representative sample of 49 companies in the technology, multimedia and networking sectors with market capitalization between $100 million and $500 million, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a business combination. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. The option will provide for registration rights that will permit the holder or holders of the option to demand that a registration statement be filed with respect to the securities underlying the option within five years of the completion of this offering. Further, the holder or holders of the option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of this offering. The purchase option will be issued to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC only upon the consummation of this offering. For a more complete description of the option, see the section entitled “Underwriting — Purchase Option.”
      As of August 26, 2005, Acquicor Management LLC has loaned a total of $275,000 to us for payment of offering expenses. The loan bears interest at a rate of 3.6% per year and will be payable on the earlier of August 26, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.

PROPOSED BUSINESS
Introduction
      We are a recently organized Delaware blank check company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry, although we intend to focus on the technology, multimedia and networking sectors, specifically on businesses that develop or provide technology-based products and services in the software, semiconductor, wired and wireless networking, consumer multimedia and information technology-enabled services segments. To date, our activities have been limited to organizational activities.
      The global markets for technology-based products and services have been characterized by constant change, with each industry sector historically developing and marketing distinct products and services. In recent years, there has been a merging of technologies from these different sectors that has resulted in an increased number of integrated product and service offerings. The origins of this “convergence” of technologies first began as a result of the move from analog to digital technology in the late 1960’s and throughout the 1970’s. Convergence continued in the 1980’s and 1990’s with the development of mixed signal technology, which integrated the best attributes of both digital and analog technology into a common framework. With the development of the Internet came the broad adoption of the Internet Protocol (“IP”) standard which facilitates the transfer of information in a uniform digital format. The convergence of technologies that began with data communications and telecommunications (e.g., the Internet) is now being extended to wireless communications, multimedia audio-visual products and networking services markets. Many legacy technologies are now migrating to the IP standard.
      We believe IP-based convergence will become a major catalyst for growth opportunities in the technology, multimedia and networking industries and will lead to the development of new, agile and integrated applications, products and services. As a result, many companies will need visionary leadership and growth capital in order to make their businesses responsive to these market trends. This will afford us an opportunity to lend our management skills and technology expertise to the task of growing these businesses. We intend to focus our search on one or more target businesses with technologies and products that can be positioned advantageously at the epicenter of these vast market and technology shifts. Important factors in target selection will include:

•	the target business’ underlying technology foundation;

•	the existing user market base for the technology;

•	the strategic relationships the target business has with important customers, suppliers, distributors and strategic partners; and

•	the ability to evolve the base technology to satisfy the needs of the IP-transition markets.
      We believe our management team has the experience and skills necessary to identify, acquire and assist the appropriate target business or businesses in capitalizing on IP-based convergence. In addition, we believe that, through their considerable experience in these sectors, our management team has acquired extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants.
      While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value is, either individually or collectively, at least equal to 80% of our net assets at the time of such acquisition. Consequently, if we cannot identify and acquire multiple operating businesses contemporaneously, we will need to identify and acquire a larger single operating business.

      We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a business combination or taken any direct or indirect measures to locate or search for a target business.
Management Expertise
      Our management team has extensive experience in the technology, multimedia and networking sectors. Dr. Amelio, Mrs. Hancock and Mr. Wozniak have been involved in various capacities, including as researchers, founders and/or executives, with technology, multimedia and networking companies for over three decades.
      Gilbert F. Amelio, Ph.D., our Chairman and Chief Executive Officer. Dr. Amelio has had leadership roles at various companies in the technology, multimedia and networking sectors:

•	As President of Rockwell Communication Systems, a unit of Rockwell International Corporation, he led the company as it developed the Rockwell Modem technology using a unique digital signal processing approach resulting in significant performance improvement and cost reductions;

•	As President, CEO and Chairman of National Semiconductor Corporation, he led the company as it returned to profitability by focusing the company on mixed signal technology products; and

•	As CEO and Chairman of Apple Computer, Inc., he led the company in the establishment of a new technology foundation, including a redesigned operating system, improved Microsoft windows compatibility, more attractive industrial design, higher performance and better quality and cost.
      Dr. Amelio began his career as a researcher at Fairchild Camera and Instrument Corporation in 1971, where he contributed to the development of the first practical charge coupled device (CCD) image sensor, which is used today to register images in consumer camcorders, professional video cameras, digital still cameras and astronomical and other equipment.
      Ellen M. Hancock, our President, Chief Operating Officer and Secretary. Mrs. Hancock has had leadership roles at various companies in the technology, multimedia and networking sectors:

•	She served in various positions at International Business Machines (IBM) Corporation, culminating in a position as Senior Vice President and Group Executive responsible for the networking hardware division, the networking software division and the software solutions division;

•	As Executive Vice President and Chief Operating Officer at National Semiconductor Corporation, she was responsible for the company’s technology, applications and product development;

•	As Executive Vice President, R&D and Chief Technology Officer of Apple Computer, Inc., she was responsible for research, quality and assurance, operating system development and multimedia and networking software development, as well as overall technical strategy; and

•	As Chairman and Chief Executive Officer of Exodus Communications, Inc., she led the company to become a leading web hosting company.
      Steve Wozniak, our Executive Vice President and Chief Technology Officer. Mr. Wozniak has had lead technical roles at various companies in the technology, multimedia and networking sectors:

•	Beginning at the Hewlett Packard Company, he was one of the lead designers of scientific calculator chips;

•	As co-founder of Apple Computer, Inc., he was the lead engineer and designed two of the first low-cost personal computer models, the Apple I and Apple II;

•	As a co-founder of CL9, he led the development of one the first universal remote controls; and

•	He founded Wheels of Zeus, a global positioning system (GPS) and wireless technology licensing company.
      We believe that our management, through their experience in the technology, multimedia and networking sectors, have acquired extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants. In addition, we believe our management has extensive experience in evaluating and directing the development of technology.
      Although our management intends to remain actively involved with our business and operations in a management role following our initial business combination, the future role of our key personnel cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to our initial business combination. In addition, despite the skills, expertise and contacts of our officers, directors and special advisors, we remain subject to significant competition with respect to identifying and executing our initial business combination.
      For more information regarding our current executive officers, please refer to the more detailed disclosure set forth below under “Management.”
Effecting a Business Combination
General
      We are not presently engaged in, and for an indefinite period of time following this offering we will not engage in, any substantive commercial business. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination thereof to effect a business combination involving one or more operating businesses. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these consequences include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in the early stages of development or growth.
We have neither selected nor approached any target businesses
      We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a business combination or taken any direct or indirect measures to locate or search for a target business. Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value equal to at least 80% of our net assets at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination.

Sources of target businesses
      We anticipate that acquisition candidates will be identified by various unaffiliated sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants, who may present solicited or unsolicited proposals. In addition, we anticipate that the positions held and contacts maintained by our officers, directors and special advisors will generate other proposals. After the completion of this offering, our officers, directors and special advisors will advise their contacts that we intend to seek an acquisition. Currently, we have not received any unsolicited proposals with respect to a business combination and we do not anticipate receiving any such unsolicited proposals until we have completed this offering. If we receive an unsolicited proposal prior to completion of this offering, our response, if any, will be limited to an indication that we are unable to consider the proposal or take action, and no action will be taken, with respect to the proposal until we have completed this offering. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In addition, we may be asked to pay finder’s fees or other compensation to other sources providing proposals to us. We would not pay finder’s fees or other compensation to any source with respect to a proposal unless we had engaged that source to provide us with proposals on a compensated basis. Any such finder’s fee or compensation would be subject to arm’s-length negotiations between us and any such professional firms or other source of proposals and will likely be paid upon consummation of a business combination. Neither we nor any other person or entity will pay any of our existing officers, directors, stockholders or special advisors, or any entity with which they are affiliated, any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the payment of $7,500 per month to Acquicor Management LLC in connection with general and administrative services rendered to us prior to or in connection with the business combination. However, our officers, directors and special advisors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target operating businesses and performing due diligence on suitable business combinations. In addition, we intend to retain our existing management and enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined. Despite our current intention to retain our existing management and our existing management’s current intention to remain actively involved with our business and operations in a management role following our initial business combination, we cannot assure you that our existing management will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.
Selection of target businesses and structuring of a business combination
      Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value equal to at least 80% of our net assets at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to suitable prospective target businesses. In evaluating prospective target businesses, our management team will likely consider the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of the target business’ management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into the target business’ industry;

•	stage of development;

•	degree of current or potential market acceptance;

•	proprietary features and degree of intellectual property protection;

•	regulatory environment of the target business’ industry; and

•	costs associated with effecting the business combination.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.
      Although we are currently unable to inform you of any potential tax consequences until we have selected a target operating business and determined the structure of the acquisition, we will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.
      The time and costs required to select and evaluate target businesses and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finder’s or consulting fees to our existing directors, officers, stockholder or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination.
      In addition, since our business combination may entail the acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses will be contingent upon the simultaneous closings of the other acquisitions.
Fair market value of target businesses
      The initial target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of the business combination. However, there is no limitation on our ability to raise additional funds through the private sale of securities or the incurrence of indebtedness that would enable us to effect a business combination with an operating business or businesses having a fair market value in excess of 80% of our net assets at the time of the transaction. We have not entered into any such financing arrangements or had discussions with any third parties with respect to such financing arrangements. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists, such as if management selects a company affiliated with one of our officers, directors or special advisors as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm, which is a member of the NASD, with respect to the satisfaction of such criteria. We expect that any such opinion will be included in the proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value and no conflict of interest exists regardless of whether the target business is affiliated with one of our officers, directors and special advisors.
Possible lack of business diversification
      The net proceeds from this offering will provide us with approximately $138,893,000, which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of the transaction. At the time of our initial business combination, we may not be able to acquire more than one target operating business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the business combination below the required fair market value of 80% of our net assets threshold. As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risk and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target businesses we acquire.
Limited ability to evaluate the target business’ management
      Despite our intention to retain our existing management and our existing management’s current intention to remain actively involved in our current business and operations in a management role following our initial business combination, we are currently unable to ascertain the future role of our existing management following our initial business combination. To the extent our existing management does not remain involved, reduces their involvement or does not have sufficient expertise or knowledge relating to the specific operations of the particular target business acquired, we may need to rely on the management team of the prospective target business. Although we intend to closely scrutinize the management team of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management team will prove to be correct. In addition, we cannot assure you that the target business’ management team will have the necessary skills, qualifications or abilities or that we will retain them after the business combination even if they do have such skills, qualifications or abilities.
      Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses or our own. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management of the target businesses or our own.

Opportunity for stockholder approval of our initial business combination
      Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business or businesses and certain required financial information regarding the target business or businesses.
      In connection with any vote required for our initial business combination, Acquicor Management LLC has agreed to vote the shares of common stock owned by it immediately prior to the offering contemplated by this prospectus in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, Acquicor Management LLC and our directors, officers and special advisors have agreed to vote any shares acquired by them in connection with or following this offering in favor of a business combination. As a result, Acquicor Management LLC and our directors, officers and special advisors will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.
Conversion rights
      At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder, other than Acquicor Management LLC, the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (net of taxes payable on the interest income of the funds in the trust account and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, or taxes payable on such interest, the initial per-share conversion price would be approximately $5.50, or $0.50 less than the per-unit offering price of $6.00. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combinations is voted upon by the stockholders. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any proposed business combination for which our public stockholders owning 20% or more of the shares sold in this offering, other than Acquicor Management LLC, both vote against a business combination and exercise their conversion rights.
Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable on income of the funds in the trust account), plus any remaining net assets. Acquicor Management LLC has agreed to waive its respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering; it will participate in any liquidation distribution with respect to any shares of common stock acquired by it in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants and all rights with respect to the warrants will effectively terminate upon our liquidation.
      If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account (and any taxes payable thereon), the initial per-share liquidation price would be approximately $5.50, or $0.50 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. If we are unable to complete a business combination and are forced to liquidate, our officers have agreed, pursuant to agreement with us and the underwriters, that they will be personally liable, jointly and severally in accordance with their respective beneficial ownership interests in us, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us. In addition, our current officers have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses who have entered into written agreements, such as a letter of intent or confidentiality agreement, with us and who have not waived all of their rights to make claims against the proceeds in the trust account. In each case, if an officer is removed or not reelected (despite standing for reelection) as a director of the Company, this personal liability will extend solely to claims arising out of acts or omissions by the Company during such directors’ tenure as a director. If an officer is removed or not reelected (despite standing for reelection) as a director, then the personal liability for claims arising out of act or omissions after such removal or failure to reelect will be reallocated among our current directors that are remaining. We cannot assure you that our officers will be able to satisfy any obligations to ensure that the proceeds in the trust account are not reduced by the claims of vendors or such target businesses. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than approximately $5.50, plus interest (net of taxes payable on the interest income of the funds in the trust account), due to claims of creditors.
      Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.
      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon instruction from us, the trustee of the trust account will commence liquidating the investments of the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.
      Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

      Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount of distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions as soon as reasonably practical after dissolution and, therefore, do not intend to comply with this procedure. As such, our stockholders could potentially be held liable for any claims by third parties to the extent of any distribution received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of our dissolution.
Amended and Restated Certificate of Incorporation
      Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation provides, among other things, that:

•	we establish and maintain an Audit Committee composed entirely of independent directors;

•	upon consummation of this offering, $137,393,000 (or such other amount up to $158,543,000 depending on the amount of the over-allotment option that is exercised, if any) of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the Amended and Restated Certificate of Incorporation;

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account;

•	we may not consummate any other merger, acquisition, stock purchase, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such business combination; and

•	the Audit Committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Competition
      In identifying, evaluating and pursuing target businesses, we expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of our initial business combination may delay or prevent the consummation of a transaction;

•	our obligation to convert into cash shares of common stock in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants and the purchase option granted to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
      If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.
Facilities
      We do not own any real estate or other physical properties. Our headquarters are located at 4910 Birch Street, #102, Newport Beach, California 92660. The cost of this space is included in the $7,500 per month fee we have agreed to pay to Acquicor Management LLC for general and administrative services pursuant to a letter agreement between us and Acquicor Management LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.
Employees
      We currently have three officers, all of whom are also members of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full-time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
      We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

      We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.
Comparison to Offerings of Blank Check Companies
      The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$137,393,000 of the net offering proceeds will be deposited into a trust account located at Bank of America, and maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$124,200,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $137,393,000 of net offering proceeds held in trust will be invested exclusively in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States, so that we are not deemed to be an investment company under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately 20 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 3,750,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see the section entitled “Description of Securities — Units.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on our initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination is entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
      Our current directors and executive officers are as follows:

Name	Age	Position

Gilbert F. Amelio, Ph.D.	62	Chairman and Chief Executive Officer
Ellen M. Hancock	62	Director, President, Chief Operating Officer and Secretary
Steve Wozniak	55	Director, Executive Vice President and Chief Technical Officer
Moshe I. Meidar	62	Director
      Gilbert F. Amelio, Ph.D., Chairman and Chief Executive Officer. Since 2001, Dr. Amelio has been a Senior Partner of Sienna Ventures, a venture capital firm, and, since 2003, he has been the President and Chief Executive Officer of Prexient Micro Devices, Inc., a fabless semiconductor company. From 1999 to 2005, he was Chairman and Chief Executive Officer of Beneventure Capital, LLC, a venture capital advisory firm. From 1997 to 2004, he was a Principal of Aircraft Ventures, LLC, a consulting firm. From 1999 to 2004, he served as Chairman and Chief Executive Officer of AmTech, LLC, a high technology angel investment and consulting services firm. AmTech ceased operations in early 2001 and declared bankruptcy in 2003. From 1996 to 1997, he served as Chairman and Chief Executive Officer of Apple Computer, Inc., a personal computers manufacturer. From 1991 to 1996, Dr. Amelio served as a Chairman and Chief Executive Officer of National Semiconductor Corporation, a semiconductor company. From 1988 to 1991, he served as President of the Rockwell Communications Systems division of Rockwell International Corporation, a semiconductor manufacturing division that was later spun-off as Conexant Systems, Inc. From 1983 to 1988, he served as President of the Rockwell Semiconductor Products unit of Rockwell International. From 1971 to 1983, he held various staff, managerial and executive positions at Fairchild Camera and Instrument Corporation, a semiconductor and photography products company, most recently in the role of Vice President and General Manager of its MOS Products Group. Dr. Amelio is a director of SBC Communications, Inc., a telecommunications company, and an advisor to the Malaysia Multimedia Super Corridor, a hub targeted at attracting multinational corporations in the global information and communication technology industry, and to the Prime Minister of Malaysia. He is also a Director and Trustee of the American Film Institute.
      Ellen M. Hancock, Director, President, Chief Operating Officer and Secretary. Mrs. Hancock is the former Chairman and Chief Executive Officer of Exodus Communications, Inc., an Internet system and network management services company. Mrs. Hancock joined Exodus Communications in 1998 and served as Chairman from 2000 to 2001, Chief Executive Officer from 1998 to 2001, and President from 1998 to 2000. Exodus Communication filed for bankruptcy in 2001. From 1996 to 1997, she served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. From 1995 to 1996, Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation. From 1966 to 1995, she held various staff, managerial and executive positions at International Business Machines Corporation, an information-handling systems, equipment and services company, most recently in the role of Senior Vice President and Group Executive. Mrs. Hancock is a director of Colgate-Palmolive Company, a consumer products company, Electronic Data Systems Corporation, an information technology services company, Aetna Inc., a health insurance and benefits provider, and Watchguard Technologies, Inc., an Internet security solutions company. She is also a trustee of Marist College, Santa Clara University and the Institute for Advanced Catholic Studies and a director of the Pacific Council of International Policy.

      Steve Wozniak, Director, Executive Vice President and Chief Technical Officer. Since 2002, Mr. Wozniak has been the President and Chief Technology Officer of Wheels of Zeus, a global positioning system and wireless technology licensing company, which he co-founded. From 1985 to 1989, he served as President at CL9, a start-up company that he co-founded to design universal remote controls and other infrared devices. From 1976 to 1981 and from 1983 to 1985, Mr. Wozniak served as Vice President, Engineering at Apple Computer, Inc., which he co-founded.
      Moshe I. Meidar, Director. Since 1975, Mr. Meidar has been Chairman and Chief Executive Officer of Maxcor, Inc., an acquisitions and operations management organization, and, since 2005, he has been Chief Executive Officer of MAG Industrial Automation Systems LLC, a metal-cutting machine tools manufacturing company. From 2001 to 2003, he was Chairman of Allied Office Products, Inc., an office products supplier. From 2001 to 2002, he was President and Chief Executive Officer of Peek Traffic Inc., a traffic management hardware and software solutions company. From 1994 to 1999, he served as Chairman and Chief Executive Officer of Acutus Gladwin Corporation, a steel mill design, engineering, manufacturing and maintenance company. From 1989 to 1994, Mr. Meidar served as an advisor to various companies, including, Essex Industries, Inc., a architectural hardware manufacturer, Ames Department Stores, Inc., a regional discount retailer, and Merrill Lynch Capital Partners, the merchant banking arm of Merrill Lynch & Co., Inc., a financial management and advisory company. From 1989 to 1991, he served as Chairman, President and Chief Executive Officer of Rickel Home Centers, Inc., a home improvement and hardware retailer. From 1985 to 1989, he served as President and Chief Executive Officer of Noblit Industries, Inc., a security and construction hardware company. From 1981 to 1984, he served as President and Chief Executive Officer of Prime Asset Management, Inc., a turnaround and restructuring services firm. From 1978 to 1980, Mr. Meidar served as President and Chief Executive Officer of Diacon, Inc., a medical industry hardware and software company. From 1975 to 1978, he served as President and Chief Executive Officer of W.A. Butler, Inc., a veterinary supply distribution company. From 1971 to 1975, he held various positions at I.U. International Corporation, a shipping, transportation, distribution and manufacturing conglomerate, most recently in the role of Executive Vice President of the Codesco Dental Supply division.
Number and Terms of Directors
      Our board of directors has four directors and, to the extent that we are not subject to Section 2115(b) of the California Corporations Code (“Section 2115(b)”), will be is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Meidar, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Wozniak, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Amelio and Mrs. Hancock, will expire at the third annual meeting. However, if we are subject to Section 2115(b), all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. See “Description of Securities — Applicability of Provisions of California Corporate Law.” All of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. All of our directors have served on our board since August 2005. We expect our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts and their transaction expertise should enable them to successfully identify and effect an acquisition candidate, although we cannot assure you that they will be able to do so.

Audit Committee of the Board of Directors
      Our Board of Directors will have an Audit Committee, which will report to the Board of Directors. Mr. Meidar will serve as the sole member of our Audit Committee. The Audit Committee will be responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.
      In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee will be composed entirely of independent directors. For more information, see the section entitled “Proposed Business — Amended and Restated Certificate of Incorporation.”
Executive Officer and Director Compensation
      No compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, stockholders or special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination, other than the payment of $7,500 per month to Acquicor Management LLC in connection with general and administrative services rendered to us prior to or in connection with the business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement by us. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we intend to retain our existing management and enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined. Despite our current intention to retain our existing management, and our existing management’s current intention to remain actively involved with our business and operations in a management role following our initial business combination, we cannot assure you that our existing management will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.
Special Advisor
      We also have a special advisor who has demonstrated experience in the technology, multimedia and networking industries. This special advisor has no formal rights (voting or otherwise) or duties as such, is not considered a consultant or member of our management and therefore owes no fiduciary duty to us or our stockholders. We expect him to act as an informal advisor to us and we intend to rely on the advice and counsel of our special advisor in sourcing, evaluating and structuring potential transactions. Our initial special advisor is set forth below.
      George M. Scalise, Special Advisor. Since 1997, Mr. Scalise has been the President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers. From 1996 to 1997, Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. From 1991 to 1996, he served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation. From 1987 to 1991, he served as President and Chief Executive Officer of Maxtor Corporation, a hard drive manufacturer. Mr. Scalise is a director of Cadence Design Systems, Inc., a semiconductor electronic design automation and engineering services company, iSuppli Corporation, an electronics supply chain consulting company, and Intermolecular, Inc., a company specializing in nanotechnology solutions. He is also Chairman of the Board of the Federal Reserve Bank of San Francisco and serves on President George W. Bush’s Council of Advisors on Science and Technology.
      We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience that we believe may be beneficial to us. We will not compensate individuals for service as special advisors, other than providing reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf, such as participating in the public offering process, identifying potential target businesses and performing due diligence on suitable business combinations. In addition, to the extent that, following a business combination, we need individuals with the skills and experience held by one of our special advisors, we may hire such individual as an employee.
Code of Ethics
      We recognize the importance of adhering to principles of good corporate governance and will adopt a code of ethics that applies to directors, officers and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Prior Share Issuances
      On August 26, 2005, we issued 6,250,000 shares of our common stock to Acquicor Management LLC for $25,000 in cash, at an average purchase price of approximately $0.004 per share. Each of our officers, directors and special advisors has an ownership interest in Acquicor Management LLC.
      Acquicor Management LLC will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. Acquicor Management LLC can elect to exercise these registration rights at any time beginning three months prior to the date on which the lock-up period expires. In addition, Acquicor Management LLC has certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.
Conflicts of Interest
      Investors should be aware of the following potential conflicts of interest:

•	None of our officers, directors and special advisors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among their various business activities.

•	In the course of their other business activities, our officers, directors and special advisors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Management.”

•	In light of our officers’, directors’ and special advisors’ involvement with other technology, multimedia and networking businesses and our purpose to consummate a business combination with one or more operating businesses in that same sector, we may decide to acquire one or more businesses affiliated with our officers, directors and special advisors. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our officers, directors and special advisors is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	Our officers, directors and special advisors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests include their indirect ownership of shares of our common stock through their respective ownership interests in Acquicor Management LLC, which will be subject to lock-up agreements restricting their sale until one year after a business combination, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, other than funds maintained in the trust, and possible employment with potential target businesses.

•	Acquicor Management LLC, our sole stockholder, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Acquicor Management LLC $7,500 per month for these services. Each of our officers, directors and special advisors has an ownership interest in Acquicor Management LLC. As a result of this affiliation, these individuals will benefit from the transaction to the extent of their interest in Acquicor Management LLC. However, this arrangement is solely for our benefit and is not intended to provide any of our officers, directors or special advisors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Newport Beach Area, that the fee charged by Acquicor Management LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Dr. Amelio has preexisting fiduciary obligations that arise as a result of his affiliation with SBC Communications, Inc., Yield Dynamics, Inc., Pinyon Technologies Inc., Viaquo Corporation and Ripcord Networks, Inc.; Mrs. Hancock has preexisting fiduciary obligations to Colgate-Palmolive Company, Electronic Data Systems Corporation, Aetna, Inc. and Watchguard Technologies, Inc.; Mr. Wozniak has preexisting fiduciary obligations to Jacent Technologies, Inc., IOActive, Inc. and Ripcord Networks, Inc.; and Mr. Meidar has preexisting fiduciary obligations to Maxcor, Inc. and MAG Industrial Automation Systems LLC. For a complete description of our management’s other public company affiliations, see the previous section entitled “Management.” In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria and we cannot assure you that if any conflict is to arise that it will be resolved in our favor.
      In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us.
      Acquicor Management LLC has agreed to waive its rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering; it will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, Acquicor Management LLC has agreed to vote the shares of common stock owned by it immediately before this offering in accordance with the majority of the shares of common stock voted by our public stockholders. In addition, Acquicor Management LLC and our directors, officers and special advisors have agreed to vote any shares acquired by them in connection with or following this offering in favor of a business combination. As a result, Acquicor Management LLC and our directors, officers and special advisors will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.
      Acquicor Management LLC has loaned a total of $275,000 to us for the payment of offering expenses. The loan bears interest at a rate of 3.6% per year and will be payable on the earlier of August 25, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses.
      No compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers, directors, stockholders or special advisors, or any of their affiliates, for services rendered prior to or in connection with a business combination, other than the payment of $7,500 per month to Acquicor Management LLC for general and administrative services rendered to us prior to or in connection with the business combination. However, these individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target operating businesses and performing diligence on suitable business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we intend to retain our existing management and enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined. Despite our current intention to retain our existing management, and our existing management’s current intention to remain actively involved in our business and operations in a management role following our initial business combination, we cannot assure you that our current management will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.
      All ongoing and future transactions between us and any of our officers, directors, stockholders and special advisors, or their respective affiliates, including loans by such individuals, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than would be available from an unaffiliated third party, we would not engage in such a transaction.
      We consider Dr. Amelio, Mrs. Hancock and Mr. Wozniak to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS
      The following table sets forth information regarding the beneficial ownership of our common stock as of August 26, 2005 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.
      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of
	Amount of Nature	Outstanding Common Stock
	of Beneficial
Name and Address of Beneficial Owner(1)	Ownership	Before Offering	After Offering

Acquicor Management LLC(2)	6,250,000	100.0%	20.0%
Gilbert F. Amelio, Ph.D.(3)	6,250,000	100.0%	20.0%
All directors and executive officers as a group (6 individuals)	6,250,000	100.0%	20.0%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following is 4910 Birch St., #102, Newport Beach, CA 92660.

(2)	Acquicor Management LLC is managed by Dr. Amelio, as the sole manager. Acquicor Management LLC has sole voting and dispositive power over the shares held by it.

(3)	Includes 6,250,000 shares held by Acquicor Management LLC. See footnote (2) above.
     Immediately after this offering, Acquicor Management LLC will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, Acquicor Management LLC, and Dr. Amelio as its sole manager, may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.
      All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between us, Acquicor Management LLC and Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC restricting the sale of such shares until one year after a business combination is successfully completed. No such restrictions shall apply to any shares of our common stock acquired in connection with or following this offering. During the lock-up period, Acquicor Management LLC will not be able to sell or transfer its shares of common stock, but will retain all other rights as our stockholder, including without limitation, the right to vote its shares of common stock subject to its agreement to vote all shares of common stock held by it immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the vote required for our initial business combination, and to vote all other shares held by it in favor of the business combination. If we are unable to effect a business combination and liquidate, Acquicor Management LLC will not receive any portion of the liquidation proceeds with respect to common stock owned by it prior to the date of this prospectus.
      Our directors and officers have each agreed with the representatives of the underwriters that, after this offering is completed and within the first 45 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, collectively purchase up to 2,142,857 warrants in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. Concurrently with fulfillment of our directors’ and officers’ warrant purchase obligation, as discussed above, and subject to any regulatory restrictions and within the first 45 trading days after separate trading of the warrants has commenced, the underwriters have each agreed that they or certain of their principals, affiliates or designees will place bids for and, if these bids are accepted, collectively purchase up to 2,857,143 warrants in the public marketplace at prices not to exceed $0.70 per warrant. The underwriters have agreed that any warrants purchased by them or their principals, affiliates or designees will not be sold or transferred until the completion of a business combination. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination within the required timeframe because the warrants will expire with no value if we are unable to consummate a business combination. However, no assurance can be given in this regard. The underwriters have agreed to make all such warrant purchases in such amounts and at such times as they each may determine in their sole discretion during the 45 trading day period, subject only to the $0.70 market price limitation. As a result of this discretion, less than the full amount of the warrants may be purchased, irrespective of whether market prices exceed $0.70 per warrant. The obligations of our directors and officers and our underwriters to purchase warrants in the open market may support the market price of the warrants during the 45 trading day period commencing on the date separate trading of the warrants begins and, accordingly, the market price of the warrants may substantially decrease upon the termination of such obligations.

DESCRIPTION OF SECURITIES
General
      We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 6,250,000 shares of common stock are outstanding, held by one record holder, Acquicor Management LLC, and no shares of preferred stock are outstanding.
Units
      Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading 20 days after the earlier to occur of the expiration of the underwriters’ option to purchase up to 3,750,000 additional units to cover over-allotments or the exercise in full or in part by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.
Common Stock
      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, Acquicor Management LLC has agreed to vote the shares of common stock owned by it immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, Acquicor Management LLC and our directors, officers and special advisors have agreed to vote any shares acquired by them in connection with or following this offering in favor of a business combination. However, Acquicor Management LLC will vote all of its shares in any manner it determines, in its sole discretion, with respect to any other items that come before a vote of our stockholders.
      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the business combinations is voted upon by the stockholders.
      Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. However, if we are subject to Section 2115(b) of the California Corporations Code, all of our directors will be selected at each annual meeting of stockholders and will hold office until the next annual meeting. For more information, see the section entitled “Management — Number and Terms of Directors.” To the extent that we are subject to Section 2115(b) of the California Corporations Code (“Section 2115(b)”), we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. See “Applicability of Provisions of California Corporate Law.”
      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable on income of the trust funds), and any net assets remaining available for distribution to them after payment of liabilities.

Acquicor Management LLC has agreed to waive its respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering; it will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.
      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than Acquicor Management LLC, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.
Preferred Stock
      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
      No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.
The warrants will expire 5 years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption,

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders.
      We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

      Upon a redemption, our officers and directors and the underwriters will have the right to exercise any warrants purchased by them pursuant to their respective agreements to purchase warrants after this offering on a cashless basis.
      The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.
      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Purchase Option
      We have agreed to sell to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC an option to purchase up to a total of 1,250,000 units at a per-unit price of $7.50. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option will contain a cashless exercise feature. For a more complete description of the purchase option, see the section entitled “Underwriting — Purchase Option.”
Dividends
      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Applicability of Provisions of California Corporate Law
      Although we are incorporated in Delaware, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if such corporations have characteristics of ownership and operations indicating significant contacts with the State of California. Public companies listed or qualified for trading on a recognized national securities exchange, such as the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange, we are currently subject to the Section 2115(b) and may continue to be subject to Section 2115(b) following completion of the offering if greater than 50% of our voting securities are held of record by persons having addresses in the State of California. Among the key provisions of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors, limitations on the effectiveness of super-majority voting provisions contained in a corporation’s charter documents and limitations on a corporation’s ability to have a “staggered” board of directors.
      In May 2005, the Delaware Supreme Court in Vantage Point Venture Partners 1996 v. Examen, Inc. held that Section 2115(b) violates the Delaware internal affairs doctrine, which provides that only the State of Delaware has the authority to regulate a Delaware corporation’s internal affairs, and thus Section 2115(b) does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us. However, until we fully understand the impact the of the Delaware Supreme Court’s decision, we will permit cumulative voting in the election of directors if any stockholder properly requests to cumulate his or her votes. In such a case, the stockholder will be entitled to as many votes as equals the number of shares of common stock held by such stockholder multiplied by the number of directors to be elected, and the stockholder will be permitted to cast all of such votes for a single nominee or to distribute these votes among two or more nominees. In addition, certain provisions of California law limit the effectiveness of supermajority voting provisions to a period of two years from the filing of the most recent charter amendment or certificate of determination that adopted or readopted the super majority voting provision, and these provisions may also apply to us as a result of Section 2115(b).
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 31,250,000 shares of common stock outstanding, or 35,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 6,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to August 25, 2006. Notwithstanding the foregoing, all of those shares are subject to lock-up agreements and will not be transferable until one year after a business combination and will only be transferred prior to that date subject to certain limited exceptions. For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144
      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 350,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.
SEC position on Rule 144 sales
      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.
Registration rights
      The holder of our 6,250,000 issued and outstanding shares of common stock on the date of this prospectus, Acquicor Management LLC, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. Acquicor Management LLC is entitled to make up to two demands that we register these shares. The Acquicor Management LLC can elect to exercise these registration rights at any time beginning three months before the date on which the lock-up period expires. In addition, Acquicor Management LLC has certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements. In addition, our officers and directors have the same registration rights with respect to the shares underlying any warrants purchased by them pursuant to their warrant purchase obligations.
Global Clearance and Settlement
      We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.
      You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.
Definition of a global security
      A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.
      The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.
      Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.
Special investor considerations for global securities
      As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.
      An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

•	Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

•	Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities.

•	The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.
Description of DTC
      DTC has informed us that:

•	DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•	DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

•	DTC’s rules are on file with the SEC.

•	DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC are acting as representatives, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Wedbush Morgan Securities Inc.
ThinkEquity Partners LLC
Total	25,000,000

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
State Blue Sky Information
      We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).
      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.
      We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.
      The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.
      As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

      Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.
      Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.
Pricing of Securities
      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.
Over-Allotment Option
      We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts
      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public Offering Price	$6.00	$150,000,000	$172,500,000
Discount	0.36	9,000,000	10,350,000
Non-accountable Expense Allowance(1)	0.06	1,500,000	1,500,000

Proceeds Before Expenses(2)	$5.58	$139,500,000	$160,650,000

(1)	The non-accountable expense allowance, which is payable to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(2)	The offering expenses are estimated to be approximately $607,000.
Purchase Option
      We have agreed to sell to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 1,250,000 units, the 1,250,000 shares of common stock and the 2,500,000 warrants underlying such units, and the 2,500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option will be issued to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC only upon consummation of this offering.
      Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities underlying the purchase option, other than underwriting discounts and commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.
Regulatory Restrictions on Purchase of Securities
      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
      Our directors and officers have each agreed with the representatives of the underwriters that, after this offering is completed and within the first 45 trading days after separate trading of the warrants has commenced, they and certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, collectively purchase up to 2,142,857 warrants in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. Concurrently with fulfillment of our directors’ and officers’ warrant purchase obligation, as described above, and subject to any regulatory restrictions and within the first 45 trading days after separate trading of the warrants has commenced, the underwriters have each agreed that they or certain of their principals, affiliates or designees will place bids for and, if these bids are accepted, collectively purchase up to 2,857,143 warrants in the public marketplace at prices not to exceed $0.70 per warrant. The underwriters have agreed that any warrants purchased by them or their principals, affiliates or designees will not be sold or transferred until the completion of a business combination. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination within the required timeframe because the warrants will expire with no value if we are unable to consummate a business combination. However, no assurance can be given in this regard. The underwriters have agreed to make all such warrant purchases in such amounts and at such times as they each may determine in their sole discretion during the 45 trading day period, subject only to the $0.70 market price limitation. As a result of this discretion, less than the full amount of the warrants may be purchased, irrespective of whether market prices exceed $0.70 per warrant. The obligations of our directors and officers and our underwriters to purchase warrants in the open market may support the market price of the warrants during the 45 trading day period commencing on the date separate trading of the warrants begins and, accordingly, the market price of the warrants may substantially decrease upon the termination of such obligations.
      Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over-the-counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.
Other Terms
      Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and us or any potential targets in connection with a potential business combination or the raising of additional capital. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

      In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.
      The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.
LEGAL MATTERS
      Cooley Godward llp, San Francisco, California, will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP, New York, New York.
EXPERTS
      The financial statements of Acquicor Technology Inc. at August 26, 2005 and for the period from August 12, 2005 (date of inception) through August 26, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to substantial doubt existing about the ability of Acquicor Technology Inc. to continue as a going concern, of BDO Seidman LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Acquicor Technology Inc.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Acquicor Technology Inc.
      We have audited the accompanying balance sheet of Acquicor Technology Inc. (a development stage company) as of August 26, 2005 and the related statements of operations, stockholder’s equity and cash flows for the period from August 12, 2005 (date of inception) through August 26, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquicor Technology Inc. as of August 26, 2005 and the results of its operations and its cash flows for the period from August 12, 2005 (date of inception) through August 26, 2005 in conformity with accounting principles generally accepted in the United States of America.
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of August 26, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes A and C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
BDO Seidman LLP
New York, New York
August 30, 2005

Acquicor Technology Inc.
(a development stage company)
Balance Sheet

August 26,
2005

ASSETS
Current assets:
Cash and cash equivalents	$300,000
Deferred offering costs	95,053

Total assets	$395,053

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$1,805
Accrued offering costs	95,053
Note payable to a stockholder	275,000
Total current liabilities	371,858

COMMITMENTS
STOCKHOLDER’S EQUITY
Preferred stock — $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—
Common stock — $0.0001 par value; 100,000,000 shares authorized; 6,250,000 issued and outstanding	625
Additional paid-in capital	24,375
Deficit accumulated during the development stage	(1,805)

Total stockholder’s equity	23,195

Total liabilities and stockholder’s equity	$395,053

See notes to financial statements

ACQUICOR TECHNOLOGY INC.
(a development stage company)
Statement of Operations

August 12, 2005
(Date of Inception)
through
August 26, 2005

Formation and operating costs	$1,805

Net loss for the period	$(1,805)

Weighted average number of shares outstanding	6,250,000

Net loss per share (basic and diluted)	$(0.00)

See notes to financial statements

ACQUICOR TECHNOLOGY INC.
(a development stage company)
Statement of Stockholder’s Equity

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — August 12, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholder	6,250,000	625	24,375	—	25,000
Net loss for the period	—	—	—	(1,805)	(1,805)

Balance — August 26, 2005	6,250,000	$625	$24,375	$(1,805)	$23,195

See notes to financial statements

ACQUICOR TECHNOLOGY INC.
(a development stage company)
Statement of Cash Flows

August 12, 2005
(Date of Inception)
through
August 26, 2005

Cash flows from operating activities:
Net loss	$(1,805)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	1,805

Net cash provided by operating activities	0

Cash flows from financing activities:
Proceeds from note payable to a stockholder	275,000
Proceeds from issuance of common stock to initial stockholder	25,000

Net cash provided by financing activities	300,000

Net increase in cash and cash equivalents	300,000

Cash and cash equivalents — beginning of period	0

Cash and cash equivalents — end of period	$300,000

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$95,053

See notes to financial statements

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements
August 26, 2005
Note A — Organization and Business Operations; Going Concern Consideration
      Acquicor Technology Inc. (the “Company”) was incorporated in Delaware on August 12, 2005. The Company was formed to serve as a vehicle for the acquisition of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.
      The Company’s management has broad discretion with respect to the specific application of the net proceeds of a proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the technology, multimedia and networking industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. The Company’s stockholder prior to the Proposed Offering has agreed to vote all of the shares of common stock held by it immediately before the Proposed Offering in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any Business Combination. In addition, the stockholder and the Company’s directors, officers and special advisors have agreed to vote any shares acquired by them in connection with or following the Proposed Offering in favor of a Business Combination.
      In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholder to the extent of its initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).
      As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements — (Continued)
continue operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note B — Summary of Significant Accounting Policies
[1]     Cash and cash equivalents:
      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.
[2]     Loss per common share:
      Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.
[3]     Use of estimates:
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
[4]     Income taxes:
      Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
      The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $614. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at August 26, 2005.
      The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.
[5]     Deferred offering costs:
      Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.
[6]     Recently issued accounting standards:
      Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
Note C — Proposed Offering
      The Proposed Offering calls for the Company to offer for public sale up to 25,000,000 units (“Units”) (excluding 3,750,000 units pursuant to the underwriters’ over-allotment option and 1,250,000 units issuable upon exercise of the representative’s purchase option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and two redeemable common stock purchase warrants (each a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements — (Continued)
business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.
      The Company has also agreed to sell to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC, the representatives of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units, consisting of one share of common stock and one warrant, at $7.50 per unit, exercisable on the later of the consummation of the business combination and one year after the date of the final prospectus for the Proposed Offering and expiring five years after the date of the final prospectus for the Proposed Offering. The warrants underlying such units will have terms that are identical to those being issued in the Offering, with the exception of the exercise price, which will be set at $6.65 per warrant. The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. There will be no net impact on the Company’s financial position or results of operations, except for recording the receipt of the $100 proceeds at the time of the sale of the option. The Company estimates that the fair value of this option is approximately $4,708,047 million using the Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 80.3%, (2) a risk-free interest rate of 4.13% and (3) a contractual life of 5 years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by averaging five-year historical stock prices for a representative sample of 49 companies in the technology, multimedia and networking sectors with market capitalization between $100 million and $500 million, which management believes is a reasonable benchmark to use in estimating the expected volatility of the units after the consummation of a business combination. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and the Company liquidates, the option will become worthless. In addition, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the current offering. Further, the holder of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the current offering. The purchase option will be issued to Wedbush Morgan Securities Inc. and ThinkEquity Partners LLC only upon the consummation of this offering.
Note D — Note payable to a Stockholder
      [1]     The Company issued a $275,000 unsecured promissory note to its sole stockholder, Acquicor Management LLC, on August 26, 2005. The note bears interest at a rate of 3.6% per annum and is payable on the earlier of August 26, 2006 or the consummation of the Proposed Offering. All of the Company’s executive officers have an equity interest in Acquicor Management LLC.
Note E — Commitments
      The Company presently occupies office space provided by Acquicor Management LLC. Acquicor Management LLC has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Acquicor Technology Inc.
(a development stage company)
Notes to Financial Statements — (Continued)
      In connection with the Proposed Offering, the Company has committed to pay a 6% fee of the gross offering proceeds and a 1% expense allowance of the gross offering proceeds, excluding the over-allotment option, to the underwriters at the closing of the Proposed Offering.
Note F — Preferred Stock
      The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

     Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
     No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.
$150,000,000
Acquicor Technology Inc.
25,000,000 Units

PROSPECTUS

Wedbush Morgan Securities	ThinkEquity Partners LLC
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$57,500
NASD Filing Fee	49,500
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	300,000
Blue Sky Services and Expenses	50,000
Miscellaneous(1)	50,000

Total	$607,000

(1)	This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.
      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Paragraph B. of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”
      Article XI of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.
      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Acquicor Management LLC(1)	6,250,000

(1)	Such shares were issued on August 26, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to an entity solely owned by sophisticated, wealthy individuals who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The shares issued to the entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5	Form of Purchase Option to be granted to the Representatives*
5.1	Opinion of Cooley Godward LLP*
10.1	Stock Purchase Agreement between the Registrant and Acquicor Management LLC
10.2	Form of Letter Agreement among the Registrant, the Representatives and Acquicor Management LLC*
10.3	Form of Lock-up Agreement between the Representatives and Acquicor Management LLC*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.5	Promissory Note issued by the Registrant to Acquicor Management LLC
10.6	Form of Registration Rights Agreement between the Registrant and Acquicor Management LLC*
10.7	Form of Warrant Purchase Agreement between the Representatives and Dr. Amelio, Mrs. Hancock and Mr. Wozniak*
10.8	Office Services Agreement between the Registrant and Acquicor Management LLC*
10.9	Form of Letter Agreement among the Registrant, the Representatives and each of Dr. Amelio, Mrs. Hancock and Messrs. Wozniak and Meidar*
10.10	Form of Letter Agreement among the Registrant, the Representatives and Mr. Scalise*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Cooley Godward LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)

*	To be filed by amendment.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on September 2, 2005.

Acquicor Technology Inc.

By:	/s/ Gilbert F. Amelio, Ph.D.

Gilbert F. Amelio, Ph.D.
Chief Executive Officer
POWER OF ATTORNEY
      Each person whose signature appears below constitutes and appoints Gilbert F. Amelio, Ph.D., and Ellen M. Hancock, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Gilbert F. Amelio, Ph.D. Gilbert F. Amelio, Ph.D.	Chairman and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	September 2, 2005

/s/ Ellen M. Hancock Ellen M. Hancock	President, Chief Operating Officer, Secretary and Director	September 2, 2005

/s/ Steve Wozniak Steve Wozniak	Executive Vice President, Chief Technology Officer and Director	September 2, 2005

/s/ Moshe I. Meidar Moshe I. Meidar	Director	September 2, 2005

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5	Form of Purchase Option to be granted to the Representatives*
5.1	Opinion of Cooley Godward LLP*
10.1	Stock Purchase Agreement between the Registrant and Acquicor Management LLC
10.2	Form of Letter Agreement among the Registrant, the Representatives and Acquicor Management LLC*
10.3	Form of Lock-up Agreement between the Representatives and Acquicor Management LLC*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.5	Promissory Note issued by the Registrant to Acquicor Management LLC
10.6	Form of Registration Rights Agreement between the Registrant and Acquicor Management LLC*
10.7	Form of Warrant Purchase Agreement between the Representatives and Dr. Amelio, Mrs. Hancock and Mr. Wozniak*
10.8	Office Services Agreement between the Registrant and Acquicor Management LLC*
10.9	Form of Letter Agreement among the Registrant, the Representatives and each of Dr. Amelio, Mrs. Hancock and Messrs. Wozniak and Meidar*
10.10	Form of Letter Agreement among the Registrant, the Representatives and Mr. Scalise*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Cooley Godward LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)

*	To be filed by amendment.